Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Holding Corp. Completes the Sale of

Non-Core Assets for $2.4 Million

BERKELEY HEIGHTS, N.J., July 19, 2010 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure Health Information Exchange, workflow management services and telehealth solutions, today announced that it has completed the previously announced sale of certain non-core assets to Star Advisors, LLC (Star), acting on behalf of the principals of Astria Solutions Group, LLC (Astria), for approximately $2.4 million. The assets sold by the company include the company’s land and building in Schenectady, NY, which was leased by Astria.

Ben Benjamin, President of Authentidate, stated, “We are pleased that we have completed the sale of these non-core assets and strengthened our balance sheet with net proceeds of approximately $2.35 million. This additional capital will be used for working capital and general corporate purposes, including supporting the rollout of our ExpressMD telehealth products and services.”

About Authentidate Holding Corp.

Authentidate Holding Corp. (Nasdaq: ADAT) is a worldwide provider of secure health information exchange, workflow management services and telehealth solutions. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. The web-based services are delivered as Software as a Service (SaaS), and only require that customers have an Internet connection and web browser. The company’s healthcare customers and users include leading homecare companies, health systems and physician groups. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (USPS EPM®).

For more information, visit the company’s website at www.authentidate.com

About Astria Solutions Group, LLC

Formed in June 2007 by principals Tom Franceski, Greg Laird and Jeff Frankel, Astria is a parent company of docSTAR, a leader in document management software, and Computer Professionals International, a full-service information technology solutions provider.

docSTAR is a recognized leader in comprehensive and integrated document management solutions. docSTAR delivers instant access to documents and immediate cost savings while delivering ease of use, fast implementation, safety, and security. For more information, visit www.docstar.com.

CPI is a Microsoft Gold Partner, Cisco Certified Partner, and a Citrix Partner that focuses on network integration, systems security, data storage and server-based computing. The organization has a reputation for strong engineering talent who have helped the firm gain a leadership position among state and local governments, schools, financial firms and manufacturers. For more information, visit www.comproinc.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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